UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014 (May 5, 2014)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2014, Paul F. DeSantis notified Bob Evans Farms, Inc. (the “Company”) of his resignation as the Company’s Chief Financial Officer, Treasurer and Assistant Corporate Secretary, effective May 16, 2014.

On May 6, 2014, the Company appointed T. Alan Ashworth, 54, as Interim Chief Financial Officer and Treasurer of the Company, effective as of May 16, 2014. In addition, as of such date, Mr. Ashworth will become the Company’s interim principal financial officer. Mr. Ashworth will continue in his current capacity as Vice President, Corporate Development and Finance.

Mr. Ashworth has served as the Company’s Vice President, Corporate Development and Finance since August 2012; and Senior Director, Finance since December 2011. Prior to that he was the Vice President, Finance, Convergys Corporation (NYSE:CVG) from 2008 to 2011. No determinations have yet been made regarding any changes to Mr. Ashworth’s compensation as a result of this appointment. There are no known family relationships or related party relationships involving Mr. Ashworth.

A copy of the Company’s press release, dated May 7, 2014, announcing the resignation of Mr. DeSantis and appointment of Mr. Ashworth is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Bob Evans Farms, Inc. Press Release dated May 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: May 7, 2014	By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil
Vice President, Assoc. General Counsel and Assistant Secretary

EXHIBIT INDEX

99.1	Bob Evans Farms, Inc. Press Release dated May 7, 2014.